Exhibit 16.1

December 15, 2005

PRIVATE AND CONFIDENTIAL

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Cord Blood America, Inc.’s statements included under Item 4.01 of its Form 8-K for December 14, 2005, and we agree with such statements concerning our Firm.

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.